Exhibit 99.1
FOR IMMEDIATE RELEASE
Seven Hills Realty Trust Announces Fourth Quarter 2021 Results
Record Loan Originations of $165 Million
Net Income Per Share of $1.42
Adjusted Distributable Earnings Per Share of $0.21
____________________________________________________________________________________________________
Newton, MA (February 17, 2022): Seven Hills Realty Trust (Nasdaq: SEVN) today announced financial results for the quarter and year ended December 31, 2021.
Tom Lorenzini, President of SEVN, made the following statement:
"Our fourth quarter results reflect sustained momentum highlighted by record quarterly loan originations and sequential growth in investment income as we scale SEVN’s investment portfolio. Based on our strong operating performance and our positive outlook on the long-term growth of our business, in January, we announced a 67% increase in SEVN’s quarterly distribution to $0.25 per common share. We ended 2021 with total loan commitments of nearly $650 million, which speaks to the successful execution of our business strategy and our growing presence within the middle market commercial real estate debt space. All of our loans are current on debt service and our weighted average portfolio risk rating improved from last quarter.

Looking ahead, we have substantial runway to build on our momentum and take advantage of attractive investment opportunities. We recently further diversified our financing sources with the closing of a $100 million match funded non mark to market facility with BMO Harris Bank. With ample capital available for investment and a robust and growing pipeline of potential loan opportunities, we remain well positioned to be fully invested by the middle of the year with approximately $950 million in loan commitments."

Quarterly Results

	Three Months Ended
(dollars in thousands, except per share data)	December 31, 2021	September 30, 2021	Change
Net income	$20,656	$2,484	731.6%
Net income per diluted share	$1.42	$0.24	491.7%
Distributable Earnings	$2,170	$2,484	(12.6%)
Distributable Earnings per diluted share	$0.15	$0.24	(37.5%)
Adjusted Distributable Earnings	$3,041	$2,484	22.4%
Adjusted Distributable Earnings per diluted share	$0.21	$0.24	(12.5%)
Income from investments, net	$24,568	$4,022	510.8%
Book value per common share	$17.65	$16.32	8.1%
Adjusted Book Value per common share (1)	$18.85	$18.83	0.1%
(1)Adjusted Book Value per common share is a non-GAAP financial measure that excludes the impact of the unaccreted purchase discount resulting from the excess of the fair value of the loans Tremont Mortgage Trust, or TRMT, then held for investment and which we acquired as a result of the merger with TRMT, or the Merger, over the consideration we paid in the Merger. The purchase discount of $36.4 million was allocated to each acquired loan and is being accreted into income over the remaining term of the respective loan. As of December 31, 2021, Adjusted Book Value per common share excludes $17.4 million, or $1.20 per common share, of unaccreted purchase discount.
Additional information and a reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to Distributable Earnings and Adjusted Distributable Earnings for the quarter and year ended December 31, 2021 appear later in this press release.
Portfolio Summary

(dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021
Number of loans	26	22	9
Total loan commitments	$648,266	$525,885	$250,710
Weighted average maximum maturity (years)	3.8	3.7	4.2
Weighted average coupon rate	4.54%	4.86%	4.98%
Weighted average all in yield	5.08%	5.43%	5.62%
Weighted average LIBOR floor	0.68%	1.01%	0.76%
Weighted average risk rating	2.9	3.0	2.9
Weighted average loan to value	68%	68%	68%

Recent Investment Activities

SEVN originated the following first mortgage loans during the three months ended December 31, 2021:

Location	Property Type	Origination Date	Committed Principal	Principal as of December 31, 2021	Coupon Rate	All in Yield	Maximum Maturity (date)	Loan to Value
(dollars in thousands)
Carlsbad, CA	Office	10/27/21	$24,750	$23,740	L + 3.25%	L + 3.59%	10/27/2026	78%
Bellevue, WA	Office	11/05/21	21,000	20,000	L + 3.85%	L + 4.19%	11/05/2026	68%
Ames, IA	Multifamily	11/15/21	18,000	17,680	L + 3.80%	L + 4.13%	11/15/2026	71%
Downers Grove, IL	Office	12/09/21	23,530	23,530	L + 4.25%	L + 4.57%	12/09/2026	72%
West Bloomfield, MI	Retail	12/16/21	42,500	37,388	L + 3.85%	L + 4.66%	12/16/2024	59%
Summerville, SC	Industrial	12/20/21	35,000	35,000	L + 3.50%	L + 3.82%	12/20/2026	70%
Total/weighted average			$164,780	$157,338	L + 3.74%	L + 4.18%		69%

•During the quarter ended December 31, 2021, SEVN received $40.5 million of loan repayment proceeds.

Recent Financing Activities

•On November 9, 2021, SEVN entered into an agreement with BMO Harris Bank N.A. for an uncommitted credit facility in the maximum principal amount of $100.0 million

•The aggregate outstanding principal balance under our secured financing facilities was $340.9 million as of December 31, 2021 and $278.8 million as of February 14, 2022.

•As of December 31, 2021, SEVN was in compliance with all covenants and other terms under its secured financing facilities.

Distributions
On January 13, 2022, SEVN declared a quarterly distribution of $0.25 per common share, or approximately $3.6 million, to shareholders of record on January 24, 2022. SEVN expects to pay this distribution on February 17, 2022.

Conference Call
At 10:00 a.m. Eastern Time on Friday, February 18, 2022, President, Tom Lorenzini, and Chief Financial Officer and Treasurer, Doug Lanois, will host a conference call to discuss SEVN’s fourth quarter 2021 financial results. The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, February 25, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 4924120.
A live audio webcast of the conference call will also be available in a listen-only mode on SEVN’s website, which is located at www.sevnreit.com. Participants wanting to access the webcast should visit SEVN’s website about five minutes before the call. The archived webcast will be available for replay on SEVN’s website after the call. The transcription, recording and retransmission in any way of SEVN’s fourth quarter conference call are strictly prohibited without the prior written consent of SEVN.
Supplemental Data
A copy of SEVN’s Fourth Quarter 2021 Supplemental Operating and Financial Data is available for download at SEVN’s website, www.sevnreit.com. SEVN’s website is not incorporated as part of this press release.
About Seven Hills Realty Trust
Seven Hills Realty Trust (Nasdaq: SEVN) is a real estate investment trust that originates and invests in first mortgage loans secured by middle market and transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $33 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com.

Non-GAAP Financial Measures
SEVN presents Distributable Earnings, Adjusted Distributable Earnings and Adjusted Book Value per common share, which are considered “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC.
Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as alternatives to net income determined in accordance with GAAP or indications of SEVN’s cash flows from operations determined in accordance with GAAP, measures of SEVN’s liquidity or operating performance or indications of funds available for SEVN’s cash needs. In addition, SEVN’s methodologies for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, SEVN’s reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the distributable earnings and adjusted distributable earnings as reported by other companies.
SEVN calculates Distributable Earnings as net income, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by SEVN’s manager, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable.
SEVN defines Adjusted Distributable Earnings as Distributable Earnings, excluding the effects of certain non-recurring transactions.

Management believes that Adjusted Book Value per common share is a meaningful measure of SEVN's capital adequacy because it excludes the unaccreted purchase discount resulting from the Merger that is accreted into income over the remaining term of the respective loans acquired in the Merger. Adjusted Book Value per common share does not represent book value per common share or alternative measures determined in accordance with GAAP. SEVN's methodology for calculating Adjusted Book Value per common share may differ from the methodologies employed by other companies to calculate the same or similar supplemental capital adequacy measures; therefore, SEVN's reported Adjusted Book Value per common share may not be comparable to the adjusted book value per common share reported by other companies.
SEVN elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, effective for its 2020 taxable year. In order to maintain its qualification for taxation as a REIT, SEVN is generally required to distribute substantially all of its taxable income, subject to certain adjustments, to its shareholders. SEVN believes that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings and Adjusted Distributable Earnings may be useful indicators of distributions to SEVN's shareholders and are measures that are considered by SEVN's Board of Trustees when determining the amount of such distributions. SEVN believes that Distributable Earnings and Adjusted Distributable Earnings provide meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. These measures help SEVN evaluate its performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that SEVN believes are not necessarily indicative of SEVN’s current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by SEVN to its manager under SEVN’s management agreement.
Please see the pages attached hereto for a more detailed statement of SEVN’s operating results and financial condition and for an explanation of SEVN's calculation of Distributable Earnings and Adjusted Distributable Earnings and a reconciliation of net income determined in accordance with GAAP to those amounts.

SEVEN HILLS REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
INCOME FROM INVESTMENTS:
Interest income from investments	$7,209	$16,775
Purchase discount accretion	18,932	18,932
Less: interest and related expenses	(1,573)	(2,253)
Income from investments, net	24,568	33,454

OTHER EXPENSES:
Base management fees	1,054	3,221
General and administrative expenses	1,352	3,091
Reimbursement of shared services expenses	615	1,565
Other transaction related costs	589	589
Total other expenses	3,610	8,466

Income before income tax expense	20,958	24,988
Income tax expense	(302)	(338)
Net income	$20,656	$24,650

Weighted average common shares outstanding - basic	14,506	11,304
Weighted average common shares outstanding - diluted	14,507	11,304

Net income per common share - basic and diluted	$1.42	$2.18

SEVEN HILLS REALTY TRUST
CALCULATION AND RECONCILIATION OF NET INCOME TO DISTRIBUTABLE EARNINGS AND
ADJUSTED DISTRIBUTABLE EARNINGS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Reconciliation of net income to Distributable Earnings and Adjusted Distributable Earnings:
Net income	$20,656	$24,650
Non-cash equity compensation expense	446	627
Non-cash accretion of purchase discount	(18,932)	(18,932)
Distributable Earnings	2,170	6,345
Other transaction related costs (1)	589	589
Income tax expense (2)	282	282
Adjusted Distributable Earnings	$3,041	$7,216

Weighted average common shares outstanding - basic	14,506	11,304
Weighted average common shares outstanding - diluted	14,507	11,304

Distributable Earnings per common share - basic and diluted	$0.15	$0.56
Adjusted Distributable Earnings per common share - basic and diluted	$0.21	$0.64

(1)    Other transaction related costs primarily include expenses related to the conversion of SEVN from a Maryland statutory trust to a Maryland REIT and the final settlement of legal complaints filed in connection with the Merger.

(2)    On January 5, 2021, the SEC issued an order granting SEVN's request to deregister as an investment company under the Investment Company Act of 1940. This order enabled SEVN to proceed with full implementation of its new business mandate to operate as a commercial mortgage REIT, or the Business Change. Income tax expense represents the portion of our income tax expense incurred on realized gains on the dispositions of our securities portfolio as a result of the Business Change.

SEVEN HILLS REALTY TRUST
CONSOLIDATED BALANCE SHEET
(dollars in thousands, except per share data)
(unaudited)

December 31, 2021
ASSETS
Cash and cash equivalents	$26,197
Restricted cash	98
Loans held for investment, net	570,780
Accrued interest receivable	1,433
Prepaid expenses and other assets	1,485
Total assets	$599,993

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued liabilities and deposits	$1,561
Secured financing facilities, net	339,627
Due to related persons	1,111
Total liabilities	342,299

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.001 par value per share; 25,000,000 shares authorized; 14,597,079 shares issued and outstanding	15
Additional paid in capital	237,624
Cumulative net income	24,650
Cumulative distributions	(4,595)
Total shareholders' equity	257,694
Total liabilities and shareholders' equity	$599,993

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever SEVN uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, SEVN is making forward-looking statements. These forward-looking statements are based upon SEVN’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SEVN’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SEVN’s control. For example:
•Mr. Lorenzini states that SEVN’s fourth quarter 2021 results reflected sustained momentum highlighted by record quarterly loan originations and sequential growth in investment income as SEVN scales its investment portfolio. These statements may imply that SEVN will experience continued growth in future periods including in its loan originations and investment income. However, SEVN operates in a highly competitive industry and its business is subject to various risks, many of which are outside its control. As a result, it may not experience similar growth in future periods and its business and operating results could decline.

•Mr. Lorenzini states that SEVN’s loans are current on debt service and its weighted average portfolio risk rating improved from last quarter. These statements may imply that SEVN’s loans will remain current and that its weighted average portfolio risk rating will further improve or be maintained. However, SEVN's borrowers' and their tenants' businesses are subject to risks, including those related to the COVID-19 pandemic and its resulting economic impacts. As a result of these or other factors, SEVN’s loans may not continue to remain current and its weighted average portfolio performance and risk rating may decline.

•Mr. Lorenzini states that, with ample capital available for investment and a robust and growing pipeline of potential loan opportunities, SEVN remains well positioned to be fully invested by the middle of the year with approximately $950 million in loan commitments. These statements may imply that SEVN will close additional loans and have approximately $950 million in loan commitments, and that its business will continue to improve as a result. However, as described above, SEVN’s business and ability to execute loans and realize its business objectives are subject to various risks, including the competitive nature of the industry in which it operates, as well as other factors, many of which are outside its control, such as the COVID-19 pandemic. These risks and other factors may prevent SEVN from successfully closing additional loans and executing and realizing its business objectives. As a result, it may not realize approximately $950 million in loan commitments by approximately mid-year 2022 or at all.

•Mr. Lorenzini notes that, in January 2022, SEVN announced a 67% increase in its quarterly distribution to its shareholders to $0.25 per common share. A possible implication of this statement is that SEVN will continuously pay quarterly dividends of $0.25 per common share in the future. However, the timing, amount and form of any future distributions will be determined at the discretion of SEVN’s Board of Trustees and will depend upon various factors that its Board of Trustees deems relevant, including SEVN’s historical and projected income, its Distributable Earnings and Adjusted Distributable Earnings, the then-current and expected needs and availability of cash to pay its obligations and fund its investments, distributions which may be required to be paid to maintain SEVN’s qualification for taxation as a REIT, limitations on distributions contained in SEVN’s financing arrangements and other factors deemed relevant by SEVN’s Board of Trustees, in its discretion. Accordingly, future dividends may be increased or decreased and there is no assurance as to the rate at which future dividends will be paid, and they could decline in amount or be suspended or discontinued.

The information contained in SEVN's filings with the SEC, including under “Risk Factors” in SEVN's periodic reports, or incorporated therein, identifies other important factors that could cause SEVN’s actual results to differ materially from those stated in or implied by SEVN’s forward looking statements. SEVN’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, SEVN does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry
Director, Investor Relations
(617) 796-7651
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